NEMUS

BALANCE SHEETS

ASSETS

	June 30,	December 31,
	2014	2013	2012
Current assets
Cash and cash equivalents	$528,494	$-	$-
Prepaid expenses and other current assets	16,029	-	-

Total assets	$544,523	$-	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

	June 30,	December 31,
	2014	2013	2012
Current liabilities
Accounts payable	$-	$2,153	$1,750
Accrued expenses	9,717	180,000	60,000

Total current liabilities	9,717	182,153	61,750

Commitments and contingencies
(Note 3)

Stockholders' equity (deficit)
Common stock, no par value; 100 million shares
authorized; 9,570,000 issued and outstanding as
of June 30, 2014 and 7,770,000 issued and
outstanding as of December 31, 2013 and 2012	805,480	1,000	1,000
Warrants issued and outstanding - 3,450,000 at
June 30, 2014; and 3,000,000 at
December 31, 2013 and 2012, respectively	85,500	-	-
Accumulated deficit	(356,174)	(183,153)	(62,750)

Total stockholders' equity (deficit)	534,806	(182,153)	(61,750)

Total liabilities and stockholders' equity	$544,523	$-	$-

See accompanying notes to financial statements.

NEMUS

STATEMENTS OF OPERATIONS

		(Unaudited)		Inception
	Six Months Ended	Six Months Ended	Year Ended	(July 17, 2012)
	June 30,	June 30,	December 31,	to December 31,
	2014	2013	2013	2012

Operating expenses
General and administrative	$173,021	$60,202	$120,403	$62,750

Total operating expenses	173,021	60,202	120,403	62,750

Operating loss	(173,021)	(60,202)	(120,403)	(62,750)

Provision for income taxes	-	-	-	-

Net loss	$(173,021)	$(60,202)	$(120,403)	$(62,750)

See accompanying notes to financial statements.

NEMUS

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

	Common Stock
				Accumulated
	Shares	Amounts	Warrants	Deficit	Total

Balance, Inception Date, July 17, 2012	-	$-	$-	$-	$-

Issue common stock to founders	7,770,000	1,000	-	-	1,000

Net loss from inception date (July 17, 2012)
to December 31, 2012	-	-	-	(62,750)	(62,750)

Balance, December 31, 2012	7,770,000	1,000	-	(62,750)	(61,750)

Net loss for the year
ended December 31, 2013	-	-	-	(120,403)	(120,403)

Balance, December 31, 2013	7,770,000	1,000	-	(183,153)	(182,153)

Issuance of common stock and
warrants, net of $10,020
of offering costs	1,800,000	804,480	85,500	-	889,980

Net loss for the six months
ended June 30, 2014	-	-	-	(173,021)	(173,021)

Balance, June 30, 2014	9,570,000	$805,480	$85,500	$(356,174)	$534,806

See accompanying notes to financial statements.

NEMUS

STATEMENTS OF CASH FLOWS

		(Unaudited)
	For The Six	For The Six	For The	Inception
	Months Ended	Months Ended	Year Ended	(July 17, 2012) to
	June 30,	June 30,	December 31,	December 31,
	2014	2013	2013	2012

Cash flows from operating activities:
Net loss	$(173,021)	$(60,202)	$(120,403)	$(62,750)
Adjustments to reconcile net loss to net cash
used in operating activities:
Changes in assets and liabilities:
Prepaid expenses, deposits, and other assets	(16,029)	-	-	-
Accounts payable and accrued expenses	(172,436)	60,202	120,403	61,750

Net cash used in operating activities	(361,486)	-	-	(1,000)

Cash flows from financing activities:
Proceeds from common stock issuance,	889,980	-	-	1,000
net of offering costs of $10,020

Net cash provided by financing activities	889,980	-	-	1,000

Net decrease in cash and cash equivalents	528,494	-	-	-

Cash and cash equivalents, beginning of period	-	-	-	-

Cash and cash equivalents, end of period	$528,494	$-	$-	$-

Supplemental disclosures of cash-flow information:

Cash paid during the year for:

Interest	$-	$202	$403	$-

See accompanying notes to financial statements.

NEMUS
NOTES TO FINANCIAL STATEMENTS
(Information as of and for the six-months ended June 30, 2013 is unaudited)

1.	Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations and Basis of Presentation

Nemus (the "Company", "we") is a biopharmaceutical company that plans to develop and commercialize therapeutics from cannabanoids through our partnership with the University of Mississippi. The University of Mississippi ("UM") is federally permitted and licensed to cultivate cannabis for research and commercial purposes. We were incorporated in California on July 17, 2012 and our headquarters are located in Los Angeles, California.

As of June 30, 2014, the Company has devoted substantially all of its efforts to securing product licenses, raising capital, and building infrastructure, and has not realized revenue from its planned principal operations. Accordingly, the Company is considered to be in the development stage, and the period ending June 30, 2013 is unaudited.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

Liquidity and Going Concern

The Company has incurred operating losses and negative cash flows from operations since our inception. As of June 30, 2014, we had cash and cash equivalents of $528,494. In August of 2014, we raised an additional $1,100,000 (see subsequent events note 6) to be utilized to fund ongoing operations. The Company anticipates that it will continue to incur net losses into the foreseeable future as it continues to advance and develop a number of potential drug candidates into preclinical development activities and expands its corporate infrastructure which includes the costs associated with being a public company. Without additional funding, management believes that the Company will not have sufficient funds to meet its obligations beyond June 2015. These conditions give rise to substantial doubt as to the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company plans to continue to fund its losses from operations and capital funding needs through public or private equity or debt financings, strategic collaborations, licensing arrangements, asset sales, government grants or other arrangements. However, the Company cannot be sure that such additional funds will be available on reasonable terms, or at all. If the Company raises additional funds by issuing equity securities, substantial dilution to existing stockholders would result. If the Company is unable to secure adequate additional funding, the Company may be forced to make a reduction in spending, extend payment terms with suppliers, liquidate assets where possible, and/or suspend or curtail planned programs.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The carrying value of those investments approximates their fair market value due to their short maturity and liquidity. Cash and cash equivalents include cash on hand and amount on deposit with financial institutions. The Company minimizes its credit risk associated with cash and cash equivalents by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits. The Company has not experienced any losses on such accounts.

NEMUS
NOTES TO FINANCIAL STATEMENTS
(Information as of and for the six-months ended June 30, 2013 is unaudited)

Fair Value Measurements

Certain assets and liabilities are carried at fair value under U.S. GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. A fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last is considered unobservable, is used to measure fair value:

Level 1:	Valuations for assets and liabilities traded in active markets from readily available pricing sources such as quoted prices in active markets for identical assets or liabilities.

Level 2:	Observable inputs (other than Level 1 quoted prices) such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

Level 3:	Unobservable inputs that are supported by little or no market activity and that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying values of our financial instruments, including, cash and cash equivalents, prepaid expenses, accounts payable, and accrued expenses approximate their fair value due to the short maturities of these financial instruments. We do not have financial assets or liabilities that are measured at fair value on a recurring basis as of June 30, 2014 and December 31, 2013 and 2012.

Property and Equipment, Net

As of June 30, 2014, the Company had no property or equipment. Expenditures for additions, renewals and improvements will be capitalized at cost. Depreciation will generally be computed on a straight-line method based on the estimated useful life of the related assets. Maintenance and repairs that do not extend the life of assets are charged to expense when incurred. When properties are disposed of, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is reported in the period the transaction takes place.

Property and equipment are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted cash flows expected to be generated by the asset. If the carrying amount exceeds its estimated future undiscounted cash flows, an impairment charge is recognized by the amount by which the carrying amount exceeds the fair value of the asset.

The costs incurred for the rights to use licensed technologies in the research and development process, including licensing fees and milestone payments, will be charged to research and development expense as incurred in situations where the Company has not identified an alternative future use for the acquired rights, and are capitalized in situations where there is an identified alternative future use. No cost associated with the use of licensed technologies has been capitalized to date.

Income Taxes

The Company accounts for our deferred income tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities, and net operating loss carry forwards (the "NOLs") and other tax credit carry forwards. These items are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in the period that includes the enactment date. Any interest or penalties would be recorded in the Company's statement of operations in the period incurred.

NEMUS
NOTES TO FINANCIAL STATEMENTS
(Information as of and for the six-months ended June 30, 2013 is unaudited)

Income Taxes, continued

The Company records a valuation allowance to reduce the deferred income tax assets to the amount that is more likely than not to be realized. In making such determinations, management considers all available positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies and recent financial operations. As a result there are no income tax benefits reflected in the statement of operations to offset pre-tax losses.

The Company recognizes a tax benefit from uncertain tax positions when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits of the position.

Revenue Recognition

The Company is a development stage enterprise and has not generated any revenue since inception.

Research and Development Expenses

Research and development ("R&D") costs are expensed when incurred. These costs may consist of external research and development expenses incurred under agreements with third-party contract research organizations and investigative sites, third-party manufacturing organizations and consultants; employee-related expenses, which include salaries, benefits and stock-based compensation for the personnel involved in our preclinical and clinical drug development activities; and facilities expense, depreciation and other allocated expenses; and equipment and laboratory supplies.

Stock-Based Compensation Expenses

Stock-based compensation cost is estimated at the grant date based on the fair value of the award, and the cost is recognized as expense ratably over the vesting period. We use the Black-Scholes option pricing model for estimating the grant date fair value of stock options and warrants using the following assumptions:

•	Exercise price - We determined the exercise price based on valuations using the best information available to management at the time of the valuations.

•	Volatility – We estimate the stock price volatility based on industry peers who are also in the early development stage given the limited market data available in the public arena.

•	Expected term - The expected term is based on a simplified method which defines the life as the average of the contractual term of the options and warrants and the weighted-average vesting period for all open awards.

•	Risk-free rate - The risk-free interest rate for the expected term of the option or warrant is based on the average market rate on U.S. treasury securities in effect during the quarter in which the awards were granted.

•	Dividends – The dividend yield assumption is based on our history and expectation of paying no dividends.

There was no stock-based compensation for the six month periods ended June 30, 2014 and 2013, year ended December 31, 2013, and the period from Inception (July 17, 2012) to December 31, 2012.

Segment Information

The Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") No. 280, "Segment Reporting" establishes standards for reporting information about reportable segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision-making group ("CODM"), in deciding how to allocate resources and in assessing performance. The CODM evaluates revenues and gross profits based on product lines and routes to market. Based on the early development stage of our operation, we operate in a single reportable segment.

NEMUS
NOTES TO FINANCIAL STATEMENTS
(Information as of and for the six-months ended June 30, 2013 is unaudited)

Comprehensive Income (Loss)

Comprehensive income (loss) is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. The Company is required to record all components of comprehensive loss in the financial statements in the period in which they are recognized. Net income (loss) and other comprehensive loss, net of their related tax effect, arrived at a comprehensive loss. For the six month periods ended June 30, 2014 and 2013, the year ended December 31, 2013 and for the period from Inception (July 17, 2012) through December 31, 2012, the comprehensive loss was equal to the net loss.

Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update ("ASU") No. 2014-10 "Development Stage Entities" (Topic 915). The objective of the ASU is to improve financial reporting by reducing the cost and complexity of associated with the incremental reporting requirements for development stage entities. The ASU removes all incremental financial reporting requirements from U.S. GAAP for development stage entities, including the inception-to-date information and certain other disclosures. The ASU also eliminates an exception provided to development stage entities in Topic 810 "Consolidation" for determining whether an entity is a variable interest entity on the basis of amount of investment equity at risk. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Earlier adoption is permitted for any annual or interim period for which financial statements have not yet been issued. Accordingly, the Company has elected to adopt these changes effective July 17, 2012.

In June 2014, the FASB issued ASU No. 2014-12 "Compensation – Stock Compensation" (Topic 718). The ASU provides guidance for accounting for share-based payments when the terms of an award provide that a performance target could be achieved after the requisite service period. That is the case when an employee is eligible to retire or otherwise terminate employment before the end of the period in which a performance target could be achieved and still be eligible to vest in the award if and when the performance target is achieved. The amendment requires a performance target that affects vesting and that could be achieved after requisite service period be treated as a performance condition. Compensation cost should be recognized in the period in which it becomes probable that such performance condition would be achieved and should represent the compensation cost attributable to the periods for which the requisite service has already been rendered. Those amendments are effective for annual reporting periods beginning after December 15, 2015, and interim periods therein. The Company is currently evaluating the potential impact that adoption may have on its financial statements.

2.	University of Mississippi ("UM") Agreements

In July 2013, the Company entered into a Memorandum of Understanding (MOU) with the UM to engage in joint research of extracting, manipulating, and studying cannabis in certain forms to develop intellectual property (IP) with the intention to create and commercialize therapeutic medicines. Nemus will own all IP developed solely by its employees and will jointly own all IP developed jointly between Nemus and UM employees. The term of the MOU agreement is five years and the parties agree to negotiate separate Research agreements upon the identification of patentable technologies as well as any deemed to be a trade secret. The agreement can be terminated by either party upon providing a three month written notice.

On May 15,2014, the Company entered into an Option Agreement in which UM has granted Nemus a three-month option for conducting due diligence to exclusively license a suppository dosage form containing Dronabinol Hemisuccinate and other esters ("NPC 4718"). UM has waived its normal option fee of $7,500 per month during the option period. Upon exercise of the option, the party agreed to negotiate in good faith a license agreement (see note 6 for subsequent events).

NEMUS
NOTES TO FINANCIAL STATEMENTS
(Information as of and for the six-months ended June 30, 2013 is unaudited)

3.	Commitments and Contingencies

Lease Commitments

The Company leases facilities under month-to-month operating lease agreements. There are no future minimum commitments in excess of one year for the operating leases in place as of June 30, 2014. Monthly rent expense under this lease is $2,259, commencing June 23, 2014. Rent expense for the six months ended June 30, 2014 was $550 and for the six month period ended June 30, 2013, year ended December 31, 2013 and the period from Inception (July 17, 2012) to December 31, 2012 was $0.

Independent Contractor Agreements

The Company has entered into independent contractor agreements with individuals that are operating in the capacity of our management team, or that are serving in an advisory role. These agreements were effective at various dates commencing July 17, 2012, and can be terminated upon 30 days notice. Independent contractor expense for the six months ended June 30, 2014 was $140,000 and for the six month period ended June 30, 2013 was $60,000, for the year ended December 31, 2013 was $120,000, and the period from Inception (July 17, 2012) to December 31, 2012 was $60,000.

Legal Matters

General Litigation and Disputes

From time to time, in the normal course of our operations, we may be a party to litigation and other dispute matters and claims. Currently Nemus is not party to any litigation, dispute matters or claims. Litigation can be expensive and disruptive to normal business operations. Moreover, the results of complex legal proceedings are difficult to predict and our view of these matters may change in the future as the litigation and events related thereto unfold. An unfavorable outcome to any legal matter, if material, could have a materially adverse effect on our operations or our financial position, liquidity or results of operations. Following is a brief description of such litigation and dispute proceedings.

Government Proceedings

Like other companies in the pharmaceutical industry, we are subject to extensive regulation by national, state and local government agencies in the United States. As a result, interaction with government agencies occurs in the normal course of our operations. It is possible that criminal charges and substantial fines and/or civil penalties or damages could result from any government investigation or proceeding. There are no current proceedings or inquiries as of June 30, 2014.

4.	Equity

Common Stock

On July 17, 2012, the Company issued 7,770,000 common shares with no par value to its founders and one board member in exchange for the services provided to establish Nemus, valued at approximately $1,000.

Common Stock, continued

In June of 2014, the Company sold 1,800,000 shares of common stock with no par value and warrants for a purchase price of $900,000 (the "June 2014 Stock Purchase Agreement) to a group of private investors. See additional discussion on warrants below.

NEMUS
NOTES TO FINANCIAL STATEMENTS
(Information as of and for the six-months ended June 30, 2013 is unaudited)

Warrants

On July 17, 2012, the Company issued warrants to purchase up to 3,000,000 shares of our common stock to its founders and two advisors in consideration for services provided in the start-up of operations. The warrants are exercisable at a price of $1.00 per share and have a term of ten years. The Company valued these warrants utilizing the Black-Scholes valuation model and they were determined to be of nominal value given the start-up nature of the Company's operations at the time of grant.

In conjunction with the June 2014 Stock Purchase Agreement, the Company issued warrants to purchase up to 450,000 shares of common stock to a group of private investors. The warrants are exercisable at a price of $1.00 per share and expire on June 12, 2020. The Company valued these warrants at $85,500. This amount was recorded as Warrants and was reclassified from the total consideration received for both the common stock and warrants purchased. The Company's board of directors considered various objective and subjective factors, along with input from management, to determine the fair value of the warrants, including:

•	Contemporaneous valuation prepared by an independent third-party valuation specialist effective as of June 30, 2014,

•	Its results of operations, financial position and the status of research and development efforts and achievement of enterprise milestones,

•	The composition of, and changes to, the Company's management team and board of directors,

•	The lack of liquidity of its common stock as a private company,

•	The Company's stage of development, business strategy and the material risks related to its business and industry,

•	The valuation of publicly-traded companies in the biotechnology sectors,

•	External market conditions affecting the biotechnology industry sectors,

•	The likelihood of achieving a liquidity event for the holders of its common stock, such as an initial public offering, or IPO, or a sale of the Company, given prevailing market conditions, and

•	The state of the IPO market for similarly situated privately held biotechnology companies.

There are significant judgments and estimates inherent in the determination of the fair value of the Company's warrants. These judgments and estimates include the assumptions regarding its future operating performance, the time to completing an IPO or other liquidity event and the determination of the appropriate valuation methods. If the Company had made different assumptions, its warrant valuation could have been significantly different.

5.	Income Taxes

At June 30, 2014, the Company had net operating loss carry forwards ("NOLs") aggregating approximately $350,000 which, if not used, expire in 2034. The utilization of these NOLs may become subject to limitations based on past and future changes in ownership of the Company pursuant to Internal Revenue Code Section 382.

The Company records a valuation allowance against deferred tax assets to the extent that it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Due to the substantial doubt related to the Company's ability to continue as a going concern and utilize its deferred tax assets, a valuation allowance for the full amount of the deferred tax assets has been established at June 30, 2014. As a result of this valuation allowance there are no income tax benefits reflected in the accompanying statement of operations to offset pre-tax losses.

The Company has no uncertain tax positions as of June 30, 2014 due to limited nature of its operations.

NEMUS
NOTES TO FINANCIAL STATEMENTS
(Information as of and for the six-months ended June 30, 2013 is unaudited)

6.	Subsequent Events

Common Stock Issuance

In August of 2014, the Company sold 2,200,000 shares of common stock with no par value and warrants for a purchase price of $1,100,000 to a group of private investors. In conjunction with the current year issuance, the Company issued warrants to purchase 550,000 shares of common stock with an exercise price of $1.00 per share and expires in August 2020.

Common Stock Issuance to Individual Investors

In October 2014, the Company issued 1,110,000 common shares with no par value to eighteen individual investors that had participated in a prior entity founded by Nemus' then current president. Such entity has been insolvent and not operating since the inception date of Nemus. The issuance of these shares was in exchange for the signing of a release of claims against the Company, its President, and the former entity. The Company will record the settlement expense in the fourth quarter of 2014.

UM Agreements

On July 1,2014, the Company entered into three additional Option Agreement in which UM has granted Nemus three-month exclusive options for conducting due diligence on the following three cannabinoid extracts for the purposes of FDA approval and commercialization:

1)	UM 1490 – transmucosal delivery of cannabinoids
2)	UM 5070 – treatment for methicillin-resistant Staphylococcus aureus infections
3)	UM 8790 – ocular delivery of cannabanoids

On August 12, 2014, Nemus provided the requisite written notice to UM and exercised its option to exclusively license UM's rights to UM 1490, UM 5070 and UM 8790.

On September 29, 2014, the Company executed these three license agreements which contain certain milestone and royalty payments, as defined therein. There is a one-time upfront payment of $65,000 per license agreement, payable in four equal monthly installments starting on October 1, 2014. There is an annual fee of $25,000 per license agreement, payable on the anniversary of each effective date. These licenses also require the Company to reimburse UM for patent cost incurred related to these products under license at a minimum of $70,000. These license agreements will terminate upon expiration of the patents, breach or default of the license agreements, or upon 60 days written notice by the Company to UM.

UM Lease Agreement

On September 1, 2014, the Company signed an operating lease for laboratory and office space at the Innovation Hub, Insight Park located on the University of Mississippi campus. The lease term commences on October 1, 2014 and expires on December 31, 2017. There are annual escalating rent provisions and two months of free rent in the agreement. The total cash payments over the life of the lease will be divided by the total number of months in the lease period and the average rent will charged to expense each month during the lease period. The monthly amount to be charged to rent expense will be approximately $9,000.

NEMUS
NOTES TO FINANCIAL STATEMENTS
(Information as of and for the six-months ended June 30, 2013 is unaudited)

7.            Subsequent Events (Unaudited)

Corporate Headquarters Lease

In October, 2014, we signed a lease agreement for our corporate office headquarters that consists of approximately 3,684 square feet located at 650 Town Center Drive, Suite 620, Costa Mesa, CA 92626.   The lease expires on October 31, 2016 and our annual rent is $64,470, payable in equal monthly installments with annual escalations.

Renewable Option Agreement

The license agreements with UM signed on September 29, 2014 (see Note 6) include the rights to UM5050, a pro-drug formulation of tetrahydrocannabinol, or THC.  These license agreements are for delivery of UM5050 through ocular, transmucosal and trans-rectal delivery.  On October 15, 2014, we signed a renewable option agreement for the rights to explore other routes of delivery of UM5050 not yet agreed upon and/or in combination with other cannabinoids or other compatible compounds. There is a one-time up-front option payment of $10,000 due on November 15, 2014 and the option period is for six months expiring on March 31, 2015. At the end of the option period, the Company has the right to renew for an additional six months under the same financial terms and conditions.

Agreement and Plan of Merger

On October 31, 2014, Load Guard Logistics, Inc. ("LGL") closed an Agreement and Plan of Merger, dated October 17,  2014 (the "Merger Agreement"), with Nemus Acquisition Corp. ("Acquisition Sub"), Nemus Bioscience, Inc. ("Name Change Merger Sub"), and Nemus ("Nemus"), pursuant to which Acquisition Sub merged with and into Nemus and Nemus survived as a wholly-owned subsidiary of LGL (the "Merger"). On November 3, 2014, LGL changed its name to "Nemus Bioscience, Inc." by merging with Name Change Merger Sub.

Assignment and Assumption Agreement

On October 31, 2014, the LGL entered into an Assignment and Assumption Agreement (the "Assignment Agreement") with LGT, Inc., a Florida corporation and a wholly-owned subsidiary of LGL ("LGT"), pursuant to which LGL transferred all of its assets and liabilities to LGT immediately prior to the consummation of the Merger.

Share Repurchase and Cancellation Agreement

On October 31, 2014, the LGLentered into a Share Repurchase and Cancellation Agreement (the "Repurchase Agreement") with LGT, Yosbani Mendez and Francisco Mendez, pursuant to which LGL repurchased 5,431,460 shares of its common stock (the "Repurchased Shares") from Yosbani Mendez and Francisco Mendez for a repurchase price of all of the issued and outstanding shares of LGT.  Upon the repurchase, LGL cancelled all of the Repurchased Shares.

Lock-up Agreements

Concurrently with the closing of the Merger Agreement, on October 31, 2014, LGL entered into Lock-up Agreements ("Lock-up Agreements") with certain stockholders of Nemus (the "Nemus Stockholders"). The Nemus Stockholders agreed that during the period from the closing of the Merger Agreement on October 31, 2014, until the first anniversary thereof, the Nemus Stockholders will not sell, transfer, or otherwise dispose of any shares of common stock issued pursuant to the Merger, other than in connection with an offer made to all stockholders of the LGL in connection with merger, consolidation, or similar transaction involving the LGL or an underwritten offering of the Registrant's securities.

The description of the Merger Agreement, the Assignment Agreement, the Repurchase Agreement and form of Lock-up Agreement is qualified in its entirety by reference to the complete text of such agreements, which is are attached hereto as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively, and incorporated by reference herein.

NEMUS
NOTES TO FINANCIAL STATEMENTS
(Information as of and for the six-months ended June 30, 2013 is unaudited)

Principal Terms of the Merger

Pursuant to the Merger Agreement, Acquisition Sub agreed to merge with and into Nemus, with Nemus as the surviving corporation, with each share of Nemus being exchanged for 12,880,000 shares of LGL (the "Merger").  The Merger closed on October 31, 2014. Upon consummation of the Merger, we had 16,000,000 shares of common stock, no shares of preferred stock, and warrants to purchase 4,000,000 shares of common stock issued and outstanding.

On November 3, 2014, LGL changed its corporate name from "Load Guard Logistics, Inc." to "Nemus Bioscience, Inc." by merging with Name Change Merger Sub.  Our common stock is quoted on the OTCBB under the symbol "LGLR". We expect to receive a new symbol as a result of our name change to Nemus Bioscience, Inc.  This market is extremely limited and the prices quoted are not a reliable indication of the value of our common stock.  As of October 31, 2014, no shares of our common stock have traded.

On October 31, 2014, after the closing of the Merger, our Board of Directors approved the Nemus Bioscience, Inc. 2014 Omnibus Incentive Plan (the "2014 Plan") and granted 1,080,000 options to purchase shares of its common stock pursuant to the 2014 Plan.

The transactions contemplated by the Merger Agreement were intended to be a "tax-free" reorganization pursuant to the provisions of Sections 351 and/or 368(a) of the Internal Revenue Code of 1986, as amended.
The Merger resulted in a change in control of our company from Yosbani Mendez and Francisco Mendez, to the stockholders of Nemus.  In connection with the change in control, John B. Hollister, Cosmas N. Lykos and Gerald W. McLaughlin were appointed as members of our Board of Directors effective upon the closing of the Merger.  Yosbani Mendez and Francisco Mendez, officers and directors of LGL prior to the consummation of the Merger, resigned from all officer and director positions with the Company at the time the transaction was consummated.
The Merger is being accounted for as a reverse-merger and recapitalization. Nemus is the acquirer for financial reporting purposes and LGL is the acquired company. Consequently, the assets and liabilities and the operations that will be reflected in the historical financial statements prior to the Merger will be those of Nemus and will be recorded at the historical cost basis of Nemus, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of LGL and Nemus, the historical operations of Nemus and the operations of the Nemus from and after the closing date of the Merger.